UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 24, 2009 (March 18, 2009)

R&G Financial Corporation

(Exact name of registrant as specified in its charter)

Puerto Rico	001-31381	66-0532217
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Jesús T. Piñero Ave.

Hato Rey, San Juan, Puerto Rico 00918

(Address of principal executive offices and zip code)

(787) 758-2424

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01(a)	Changes in Registrant’s Certifying Accountant

R&G Financial Corporation (the “Company”) has previously disclosed in filings with the Securities and Exchange Commission (the “SEC”) on Form 8-K the need to restate its audited consolidated financial statements for the years ended December 31, 2002, 2003 and 2004 and the reasons therefor. On November 2, 2007, the Company filed its restated consolidated financial statements in its amended Annual Report for the year ended December 31, 2004 on Form 10-K/A (the “2004 Form 10-K/A”).

On March 18, 2009, PricewaterhouseCoopers, LLP (“PwC”) informed the Company of its resignation as the Company’s independent registered public accounting firm, effective upon the delivery of PwC’s reports after completion of the audit of the Company’s financial statements for the three fiscal years ended December 31, 2007 and the filing of the corresponding quarterly and annual reports on Forms 10-Q and 10-K with the SEC. The Company is working to complete its financial statements for each of the three fiscal years in the period ended December 31, 2007, the related interim periods therein and subsequent periods as soon as practicable. On March 5, 2009, the Audit Committee of the Board of Directors of the Company authorized management to contact other independent registered public accounting firms to solicit proposals for the 2008 audit. This process is ongoing.

PwC’s reports on the Company’s restated consolidated financial statements for the fiscal years ended December 31, 2004 and 2003 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, with the exception that PwC’s report issued in connection with the 2004 Form 10-K/A included an explanatory paragraph relating to certain matters affecting the liquidity of the Company and noted several conditions related to the Company’s internal controls and operations that the Company’s management and PwC considered to be twelve material weaknesses in the Company’s internal control over financial reporting and disclosure controls and procedures relating to the matters involved in the restatement as set forth in Item 9A of the 2004 Form 10-K/A. The Company has authorized PwC to respond fully to the inquiries of its successor accountant, when appointed, concerning the subject of these matters. Other than as noted in the preceding sentence, for the fiscal years ended December 31, 2004 and 2003 and the subsequent interim period through March 18, 2009, the Company had no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

In connection with the audit of the Company’s restated consolidated financial statements for the fiscal years ended December 31, 2004 and 2003 contained in the 2004 Form 10-K/A and the subsequent interim period through March 18, 2009, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years.

The Company has not completed the preparation of its financial statements and other information required to complete the periodic reports for the fiscal years ended December 31, 2007, 2006 and 2005. Accordingly, the Company will provide additional information required to be provided by Item 304(a)(1)(ii), (iv), and (v) of Regulation S-K, as applicable, by amendment to this Form 8-K following the filing of the Forms 10-K and 10-Q applicable to such fiscal years.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided PwC with a copy of this Current Report on Form 8-K. The Company requested PwC to furnish a letter addressed to the SEC stating whether or not it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree. On March 24, 2009, the Company received a letter from PwC, a copy of which is attached to this filing as Exhibit 16.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

16.1	Letter dated March 24, 2009, from PricewaterhouseCoopers, LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R&G FINANCIAL CORPORATION

Date: March 24, 2009	By:	/s/ Rolando Rodríguez
Rolando Rodríguez
President and Chief Executive Officer

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